Exhibit 10.2

AMENDMENT NO. 1 TO JPPLP INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

This Amendment No. 1 (the “JPPLP Amendment”) is made and entered into as of September 7, 2004 by and between Janssen Pharmaceutica Products, L.P., a New Jersey limited partnership having a principal place of business at 1123 Trenton-Harbourton Road, Titusville, New Jersey 08628 (hereinafter referred to as “JPPLP”) and Barrier Therapeutics, Inc., a Delaware corporation having an address at 600 College Road East, Suite 3200, Princeton, New Jersey 08540 (hereinafter referred to as “Barrier”).

WHEREAS, JPPLP and Barrier are parties to that certain Intellectual Property Transfer and License Agreement dated May 6, 2002 (the “Original JPPLP Agreement”);

WHEREAS, JPPLP and Barrier desire to make certain amendments to the Original JPPLP Agreement pursuant to the terms of this JPPLP Amendment; and

WHEREAS, contemporaneously with the execution and delivery hereof, Barrier and Johnson & Johnson Consumer Companies, Inc., an Affiliate of JPPLP (“JJCC”), are entering into an amendment to that certain Intellectual Property Transfer and License Agreement between Barrier and JJCC dated May 6, 2002.

NOW, THEREFORE, in consideration of the above premises and the covenants contained herein, the parties agree as follows:

1.	The Original JPPLP Agreement is hereby amended as follows:

1.1.	The following new definitions are hereby added to Article I of the Original JPPLP Agreement as Sections 1.55 to 1.59 to read in their entirety as follows:

     “1.55 ‘Ketanserin Semi-exclusive Countries’ shall mean Argentina, Bolivia, Brazil, Chile, Colombia, Ecquador, French Guiana, Guyana, Paraguay, Peru, Suriname, Uruguay and Venezuela.”

     “1.56 ‘Ketanserin Exclusive Territory’ shall mean the entire world, with the exception of the JPPLP Ketanserin Countries and the Ketanserin Semi-exclusive Countries.”

     “1.57 ‘Caribbean’ shall mean Antigua and Barbuda, Aruba, Bahamas, Barbados, Cayman Islands, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica, Martinique, Puerto Rico, St. Kitts and Nevis, St. Lucia, St. Vincent and the Grenadines, Trinidad and Tobago, Turks and Caicos Islands and the Virgin Islands.”

     “1.58 ‘Cental America’ shall mean Belize, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua and Panama.”

     “1.59 ‘Ketanserin Field’ shall mean applications for treatment or prevention of diseases of the human skin, hair, nails and/or the oral or genital mucosa customarily diagnosed and treated by dermatologists, excluding skin cancer, but including without limitation, actinic keratosis and anal fissures.

1.2	The definition of “Field” in Section 1.14 of the Original JPPLP Agreement is hereby replaced in its entirety with the following:

          “Field shall mean applications for treatment or prevention of diseases of the human skin, hair, nails and/or the oral or genital mucosa customarily diagnosed and treated by dermatologists, excluding skin cancer and anal fissures, but including without limitation, actinic keratosis.”

1.3	The definition of “JPPLP Ketanserin Countries” in Section 1.21 of the Original JPPLP Agreement is hereby replaced in its entirety with the following:

          “JPPLP Ketanserin Countries” shall mean Mexico, Central America and the Caribbean.”

1.4	The definition of “Ketanserin Territory” in Section 1.30 of the Original JPPLP Agreement is hereby replaced in its entirety with the following:

     “Ketanserin Territory” shall mean the Ketanserin Semi-exclusive Countries and the Ketanserin Exclusive Territory.

1.5	Section 2.3(a) of the Original JPPLP Agreement is hereby replaced in its entirety with the following:

     JPPLP hereby grants to Barrier the exclusive (even as to JPPLP and its Affiliates), royalty-free license, with the unrestricted right to grant sublicenses (subject to Section 2.6 and Article 7), under the Ketanserin Patent Rights to (i) import, use, sell, offer for sale, and have sold, Ketanserin Products in the Ketanserin Exclusive Territory in the Ketanserin Field, and (ii) make and have made Ketanserin Products anywhere in the world in order to import, use, sell, offer for sale, and have sold Ketanserin Products in the Ketanserin Exclusive Territory in the Ketanserin Field.

     JPPLP hereby grants to Barrier (i) the Semi-exclusive (along with JPPLP and its Affiliates), royalty-free license, under the Ketanserin Patent Rights to import, use, sell, offer for sale, and have sold, Ketanserin Products in the Ketanserin Semi-exclusive Countries in the Field, and (ii) the non-exclusive, royalty-free license under the Ketanserin Patent Rights to make and have made Ketanserin Products anywhere in the world in order to import, use, sell, offer for sale, and have sold Ketanserin Products in the Ketanserin Semi-exclusive Countries in the Field.

     For purposes of this Agreement, the term “Semi-exclusive” shall mean with, respect to a product, that at any given time only two entities may commercialize such product in the country at issue, with such two entities being (x) either JPPLP, or a single Affiliate of JPPLP, or a single third party designated by JPPLP, on the one hand, and (y) either Barrier, or a single Barrier Affiliate, or a single third party designated by Barrier, on the other hand.

1.6	Section 2.3(b) of the Original JPPLP Agreement is hereby replaced in its entirety with the following:

JPPLP retains under the Ketanserin Patent Rights, (i) all rights to import, use, sell, offer for sale, and have sold Ketanserin Products in the JPPLP Ketanserin Countries, (ii) all rights to import, use, sell, offer for sale, and have sold Ketanserin Products for anal fissures in the Ketanserin Semi-exclusive Countries, (iii) the Semi-exclusive right to import, use, sell, offer for sale, and have sold Ketanserin Products in the Ketanserin Semi-exclusive Countries, (iv) all right to make and have made the Ketanserin Products anywhere in the world in order to import, use, sell, offer for sale, and have sold such Ketanserin Products in the JPPLP Ketanserin Countries, and (v) the non-exclusive right to make and have made the Ketanserin Products anywhere in the world in order to import, use, sell, offer for sale, and have sold such Ketanserin Products in the Ketanserin Semi-exclusive Countries.

1.7	Section 2.5(c) of the Original JPPLP Agreement is hereby replaced in its entirety with the following:

          (c) To the extent JPPLP owns or otherwise Controls any patents or patent applications as of the Execution Date, other than those listed in Schedule 1.28, that generally or specifically claim a Ketanserin Product provided such patents or patent applications contain composition of matter claims or methods of manufacturing a Ketanserin Product, JPPLP hereby grants (if and to the extent JPPLP has the right to do so) to Barrier a non-exclusive, royalty-free license or sublicense, with the right to grant sublicenses (subject to Section 2.6 and Article 7) under such patents and patent applications, (i) to make, have made, import, use, sell, offer for sale, and have sold Ketanserin Products in the Ketanserin Exclusive Territory in the Ketanserin Field, and (ii) to make, have made, import, use, sell, offer for sale, and have sold Ketanserin Products in the Ketanserin Semi-exclusive Countries in the Field. Where JPPLP’s rights are subject to a license with a third party, Barrier’s rights under such license are subject to Barrier negotiating with JPPLP and/or the applicable holder of the license and entering into an appropriate sublicense arrangement.

1.8	Sections 3.3 (c) and (d) of the Original JPPLP Agreement are hereby replaced in their entirety with the following:

          (c) Subject to Section 3.3(d), at any time, and from time to time, following the Execution Date, upon Barrier’s reasonable request, (i) JPPLP shall provide Barrier with copies of specifically identified materials, information and/or reports in its Control with regards to the Oxatomide Product or the Itraconazole Product (including without limitation, correspondence with Regulatory Authorities, side effect reports, internal question and answer and audit reports, and post marketing surveillance reports) (collectively, “Materials”) which Barrier needs in connection with Barrier’s submissions to a Regulatory Authority for Products and (ii) JPPLP shall grant Barrier a “Right of Reference or Use” as that term is defined in 21 C.F.R. § 314.3(b) to any requested Materials.

          (d) Notwithstanding Section 3.3(c), JPPLP shall be entitled to deny any request for copies of Materials and/or deny any request for a “Right of Reference or Use” to such Materials if JPPLP has a reasonable reason for doing so and such reason is communicated to Barrier in writing within a reasonable period of time following JPPLP’s receipt of such request.

1.9	A new Section 3.3(e) is hereby added to the Original JPPLP Agreement to read in its entirety as follows:

“At any time and from time to time, upon Barrier’s reasonable request, JPPLP shall (i) provide to Barrier, without additional consideration, copies of all data, materials, information and reports regarding a Ketanserin Product generated by JPPLP or its Affiliates to support a filing with a Regulatory Authority in a JPPLP Ketanserin Country or a Ketanserin Semi-exclusive Country (collectively, “JPPLP Ketanserin Know-How”) for Barrier’s use in connection with Barrier’s submissions to a Regulatory Authority (a) for indications within the Ketanserin Field in the Ketanserin Exclusive Territory and (b) for indications within the Field for the Ketanserin Semi-exclusive Countries and (ii) grant to Barrier all necessary “rights of reference” or similar documentation for submission to a Regulatory Authority in connection therewith. For clarity, JPPLP Ketanserin Know-How shall be included within the definition of “JPPLP Know-How”. Barrier’s right to request (and “right of reference” to), and JPPLP’s obligation to provide, JPPLP Ketanserin Know-How shall terminate upon the first Regulatory Approval by a Regulatory Authority of a Barrier Drug Approval Application for a Ketanserin Product in a country within the Ketanserin Territory. Barrier shall provide written notice to JPPLP of such first Regulatory Approval within ten (10) days of its receiving such Regulatory Approval.

It is understood and agreed that the rights set forth in this Section 3.3(e) are in addition to and not a limitation of any rights of JPPLP or Barrier set forth elsewhere in this Agreement.”

1.10	A new Section 3.3(f) is hereby added to the Original JPPLP Agreement to read in its entirety as follows:

     “The parties acknowledge that Barrier may want JPPLP or its Affiliate to manufacture Ketanserin Product for Barrier’s sale within the Ketanserin Territory, other than the United States and Europe. If, within sixty (60) days following JPPLP’s reciept of a written request from Barrier for JPPLP or its Affiliate to manufacture Ketanserin Product for Barrier, Barrier and JPPLP or its Affiliate are not able to agree to the terms of a defintive supply agreement for such manufacturing of a Ketanserin Product, then JPPLP shall promptly, and in any event within sixty (60) days following the end of such sixty day period, deliver to Barrier all formulation and manufacturing procedures and any analytical methods that have been developed that are necessary for Barrier to manufacture Ketanserin Product. It is understood and agreed that the rights set forth in this Section 3.3(f) are in addition to and not a limitation of any rights of Barrier set forth elsewhere in this Agreement.

2. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original JPPLP Agreement.

3. Except as expressly amended herein, all terms and conditions of the Original JPPLP Agreement shall remain in full force and effect.

4. All matters affecting the interpretation, validity, and performance of this JPPLP Amendment shall be governed by the laws of the State of New York, USA, without regard to its choice or conflict of law principles.

5. This JPPLP Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. This JPPLP Amendment may be executed by facsimile signature which shall have the same force and effect as the original signatures.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this JPPLP Amendment to be executed by their duly authorized representatives as of the date first set forth above.

JANSSEN PHARMACEUTICA PRODUCTS, L.P.

By:	JANET VERGIS

Print Name:	Janet Vergis

Print Title:	President

BARRIER THERAPEUTICS, INC.

By:	AL ALTOMARI

Print Name:	Al Altomari

Print Title:	Chief Commercial Officer

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